Exhibit 4.7

THIS L BOND IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS GLOBAL L BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 36192A AN9

ISIN No. US36192AAN90

GWG HOLDINGS, INC.

GWG LIFE, LLC

7.500% L BOND DUE June __, 2018

$20,000,000	No.: ___

GWG Holdings, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWENTY MILLION DOLLARS or such other Principal Amount as shall be set forth on Schedule I hereto on June __, 2018 and to pay interest thereon at the rate of 7.500% per annum from the Issue Date on a monthly basis, payable on the 15th day immediately following the last day of the month (each a “Payment Date”), until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this L Bond is registered at the close of business on the Regular Record Date for such interest, which means, with respect to each Payment Date, as of 11:59 p.m. of the date 15 days prior to such Payment Date. Any such interest not so punctually paid or duly provided for shall be paid to the Holder on a subsequent special Payment Date, which date shall be at the earliest practicable date, but in all events within 21 days following the scheduled Payment Date for the defaulted interest, notice of which shall be given prior to any such special Payment Date, all as more fully provided in the Indenture.

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Payment of the principal of and interest on this L Bond will be made by the office or agency of the Company maintained for that purpose in Minneapolis, Minnesota, or in such other office or agency as may be established by the Company pursuant to the Indenture (initially Corporate Stock Transfer, Inc. of Denver, Colorado (“Corporate Stock Transfer”) shall serve as the “Paying Agent” under the Indenture for the payment of amounts due and owing under this L Bond), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal and interest at maturity will be made against presentment of this L Bond at Corporate Stock Transfer (or such other office as may be established pursuant to the Indenture), by check or wire transfer.

Reference is hereby made to the further provisions of this L Bond set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee or an Authenticating Agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this L Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this L Bond to be signed in its name by the signature of its Chief Executive Officer, its President or one of its Vice Presidents and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Date: June __, 2015

GWG HOLDINGS, INC.

By:
	Name:	Jon R. Sabes
	Title:	Chief Executive Officer

ATTEST:

Secretary

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Trustee’s Certificate of Authentication

This is one of the L Bonds described in the Indenture.

Dated:

Bank of Utah, as Trustee

By:
Name:
Title:

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(Reverse of L Bond)

GWG HOLDINGS, INC.

GWG LIFE, LLC

7.500% L BOND DUE _______, 2018

1.          This L Bond is one of a duly authorized issue of securities of the Company designated as its 7.500% L Bonds due __________, 2018 (the “L Bonds”), issued under an Indenture dated as of October 19, 2011, by and among the Company, as obligor, GWG Life, LLC, as guarantor, and Bank of Utah, as trustee (“Trustee”), as first amended on December 15, 2011, second amended on January 9, 2015, and third amended on __________, 2015 (as amended, the “Indenture”), to which reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the L Bonds, and the terms upon which the L Bonds are, and are to be, authenticated and delivered.

2.          This L Bond is limited to an aggregate principal amount not to exceed $20,000,000.

3.          The entire outstanding principal balance and accrued but unpaid interest of any or all of the L Bonds is subject to redemption, at the Company’s option, at a Redemption Price equal to the principal amount of such Security plus the interest accrued but unpaid during the Interest Accrual Period up to but not including the Redemption Date for such Security.

In addition, in the event of Total Permanent Disability, Bankruptcy or death, a Holder or Beneficial Holder who is a natural person (or his or her estate or legal representative) may require the Company to repurchase, in whole but not in part, without penalty, the L Bonds held by such Holder or interest in this L Bond held by a Beneficial Holder. In addition, a Holder or Beneficial Holder may request (but not require) the Company to repurchase, in whole but not in part, the L Bonds (or interest therein) held by such Holder or Beneficial Holder by delivering a Repurchase Request to the Company, which repurchase, if made, would be subject to an early Repurchase Penalty of 6.00% of the amount of the principal amount of the L Bonds repurchased.

The procedures for any redemption are set forth in the Indenture.

4.          If an Event of Default (other than an Event of Default relating to bankruptcy or insolvency as more specifically described in the Indenture) with respect to the L Bonds shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the then-outstanding L Bonds may declare unpaid principal and any accrued but unpaid interest of all L Bonds due and payable in the manner and with the effect provided in the Indenture. If an Event of Default relating to bankruptcy or insolvency of the Company occurs, then all unpaid principal of and accrued interest on all Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

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5.          The Indenture permits, with certain exceptions as therein provided, the amendment thereof by the Company and the Trustee without the consent of the Holders. The Company and the Trustee may amend the Indenture or the Securities with the consent of the Holders of at least a majority in principal amount of the then-outstanding L Bonds. The Indenture also contains provisions permitting the Holders of a majority in principal of the then-outstanding L Bonds, on behalf of the Holders of all L Bonds, to waive compliance by the Company with certain provisions of the Indenture and any existing Default or Event of Default. Any such consent or waiver by the Holder of this L Bond shall be conclusive and binding upon such Holder and upon all future Holders of this L Bond and of any L Bond issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this L Bond.

6.          No reference herein to the Indenture and no provisions of this L Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this L Bond at the times, places and rate, and in the coin or currency, herein prescribed.

7.          This L Bond may not be transferred except as a whole by the Depositary with respect to this L Bond to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, or in the event the Depositary becomes unwilling, unable or ceases to serve as the Depositary and the Company does not appoint a successor Depositary within 90 days of such event, or the Company delivers an officers’ certificate to the Trustee to the effect that this L Bond shall be so exchangeable.

8.          The L Bonds are issuable in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, book-entry accounts evidencing ownership of the Securities shall be exchangeable for definitive or certificated forms of Securities only (i) at the end of each Fiscal Quarter at the request of a Holder, (ii) if Company at its option advises the Trustee and the Registrar in writing of its election to terminate the book-entry system, or (iii) after the occurrence of an Event of Default, as more fully described in the Indenture.

9.          The Company may assess reasonable service charges to a Holder for any registration of transfer or exchange, and the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

10.        Prior to the due presentment of this L Bond for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this L Bond is registered as the owner hereof for all purposes, whether or not this L Bond be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

11.        Interest on the L Bond shall be computed on the basis of a 360-day year of twelve 30-day months.

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12.        The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

13.        This L Bond shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

14.        Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15.        Each Holder of this L Bond covenants and agrees by such Holder’s acceptance thereof to comply with and be bound by the foregoing provisions.

16.        All terms used in this L Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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Schedule I

SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases or decreases in Principal Amount of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

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